CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's



April 11, 2002


I consent to the use, of my report dated October 25, 2001, in the Form SB2, on the financial statements of Pro-Pointer Inc., dated December 31, 2000 and my report dated April 4, 2002 on the financial statements of Pro-Pointer Inc, dated December 31, 2001, included herein and to the reference made to me.



/s/Clyde Bailey
-----------------
Clyde Bailey